Exhibit 32.2

CFO CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cathay Bancorp, Inc., and Subsidiary (the “Company”) on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Heng W. Chen, chief financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	By	/s/ HENG W. CHEN
Heng W. Chen
Chief Financial Officer

The foregoing certification is furnished pursuant to the requirements of the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  Such certification shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that such certification is specifically incorporated by reference by the registrant.